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                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 for Q Comm International, Inc., of our report dated April 1, 2003, except for note 17 as to which the date is June 5, 2003, relating to the December 31, 2002 and 2001 financial statements of Q Comm International, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
June 18, 2003